EXHIBIT 32.01

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Robert M. Lynch, President, Director and Chief Executive Officer of Lumber Liquidators Holdings, Inc. (the “Registrant”), and Daniel E. Terrell, Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge:

1.	The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2014, to which this Certification is attached as Exhibit 32.01 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Robert M. Lynch Robert M. Lynch President, Chief Executive Officer and Director (Principal Executive Officer)	/s/ Daniel E. Terrell Daniel E. Terrell Chief Financial Officer (Principal Financial and Principal Accounting Officer)
Date: February 25, 2015	Date: February 25, 2015